UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 28, 2012

TRUE RELIGION APPAREL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Amendments to the Employment Agreement with Jeffrey Lubell

On September 28, 2012, True Religion Apparel, Inc. (the “Company”) and Jeffrey Lubell, the Company’s Chairman of the Board, Chief Executive Officer and Creative Director, entered into a third amendment (the “Lubell Third Amendment”) to the Employment Agreement, dated January 4, 2006, by and between the Company and Mr. Lubell, as amended (the “Lubell Agreement”).  Pursuant to the Lubell Third Amendment, the date by which the Company or Mr. Lubell must provide notice to the other party of its or his election not to renew the term of the Lubell Agreement for an additional three-year period was extended by 60 days.  As a result, either party may elect not to renew the Lubell Agreement by notifying the other party of such election not less than 120 days, rather than six months, prior to the end of the then current term of the Lubell Agreement.  The foregoing description is qualified in its entirety by reference to the Lubell Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On November 28, 2012, the Company and Mr. Lubell entered into a fourth amendment to the Lubell Agreement (the “Lubell Fourth Amendment”).  Pursuant to the Lubell Fourth Amendment, (i) the current term of the Lubell Agreement was extended by three months such that, unless renewed in accordance with its terms, the Lubell Agreement shall expire on June 30, 2013, rather than March 31, 2013, and (ii) in the event the Company elects not to renew the Lubell Agreement beyond June 30, 2013, at the time when Mr. Lubell’s Annual Bonus (as defined in the Lubell Agreement) would otherwise be payable pursuant to Section 2(b)(ii) of the Lubell Agreement for the Company’s fiscal year 2013, Mr. Lubell shall, if the applicable performance goals established by the Company’s Compensation Committee, if any, are satisfied, be paid, in accordance with Section 2(b)(ii) of the Lubell Agreement, an Annual Bonus in an amount equal to the product of (x) the amount of the Annual Bonus to which Mr. Lubell would have been entitled if his employment had not expired on June 30, 2013 and (y) a fraction, the numerator of which is the number of days in the Company’s fiscal year 2013 through June 30, 2013 and the denominator of which is the total number of days in such fiscal year.  The foregoing description is qualified in its entirety by reference to the Lubell Fourth Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendments to the Employment Agreement with Lynne Koplin

On September 28, 2012, the Company and Lynne Koplin, the Company’s President, entered into a third amendment (the “Koplin Third Amendment”) to the Employment Agreement, dated December 16, 2009, by and between the Company and Ms. Koplin, as amended (the “Koplin Agreement”).  Pursuant to the Koplin Third Amendment, the date by which the Company or Ms. Koplin must provide notice to the other party of its or her election not to renew the term of the Koplin Agreement for an additional one-year period was extended by 30 days.  As a result, either party may elect not to renew the Koplin Agreement by notifying the other party of such election not less than 60 days, rather than 90 days, prior to the end of the then current term of the Koplin Agreement.  The foregoing description is qualified in its entirety by reference to the Koplin Third Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

On November 2, 2012, the Company and Ms. Koplin entered into a fourth amendment to the Koplin Agreement (the “Koplin Fourth Amendment”).  Pursuant to the Koplin Fourth Amendment, (i) the current term of the Koplin Agreement was extended by approximately three months such that, unless renewed in accordance with its terms, the Koplin Agreement shall expire on April 1, 2013, rather than January 4, 2013, and (ii) in the event the Koplin Agreement is terminated by Ms. Koplin for Good Reason (as defined in the Koplin Agreement) at any time prior to April 1, 2013, Ms. Koplin will be entitled to payment of the Severance Amount (as defined in the Koplin Agreement) and the vesting of her Annual Equity Awards (as defined in the Koplin Agreement), each in accordance with Section 9(a)(i)(B) and 9(a)(iv) of the Koplin Agreement, respectively, only if such termination is due to (x) a reduction in a material amount of Ms. Koplin’s Base Salary (as defined in the Koplin Agreement) or (y) the relocation of the Company’s office where Ms. Koplin is required to perform her duties to a location more than 35 miles from the Company’s current headquarters in Vernon, California.  Accordingly, Ms. Koplin will not be entitled to payment of the Severance Amount or the vesting of her Annual Equity Awards if such termination is due to (A) a material reduction in her title, duties, authority and responsibility, or the assignment to Ms. Koplin of any duties materially inconsistent with Ms. Koplin’s position, authority, duties or responsibilities without Ms. Koplin’s written consent or (B) the Company’s material breach of its obligations under the Koplin Agreement.  The foregoing description is qualified in its entirety by reference to the Koplin Fourth Amendment, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

10.1	Third Amendment, dated September 28, 2012, to the Employment Agreement by and between Jeffrey Lubell and True Religion Apparel, Inc.

10.2	Fourth Amendment, dated November 28, 2012, to the Employment Agreement by and between Jeffrey Lubell and True Religion Apparel, Inc.

10.3	Third Amendment, dated September 28, 2012, to Employment Agreement by and between Lynne Koplin and True Religion Apparel Inc.

10.4	Fourth Amendment, dated November 2, 2012, to Employment Agreement by and between Lynne Koplin and True Religion Apparel Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE RELIGION APPAREL, INC.

Date: December 4, 2012	By:	/s/ Peter F. Collins
Name: Peter F. Collins
Title: Chief Financial Officer

INDEX TO EXHIBITS

10.1	Third Amendment, dated September 28, 2012, to the Employment Agreement by and between Jeffrey Lubell and True Religion Apparel, Inc.
10.2	Fourth Amendment, dated November 28, 2012, to the Employment Agreement by and between Jeffrey Lubell and True Religion Apparel, Inc.
10.3	Third Amendment, dated September 28, 2012, to Employment Agreement by and between Lynne Koplin and True Religion Apparel Inc.
10.4	Fourth Amendment, dated November 2, 2012, to Employment Agreement by and between Lynne Koplin and True Religion Apparel Inc.